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                                                                  EXHIBIT (b)(2)

                              ARTICLES OF AMENDMENT

               FIRST: On April 21, 2005, the Board of Trustees of each of the closed-end funds listed in Exhibit A hereto (each a "Fund"), pursuant to the provisions of Section 6.1 of the By-Laws of each Fund, authorized an amendment to each Fund's By-Laws to allow for certain telephone and electronic voting of proxies.

               SECOND: Pursuant to the provisions of Section 6.1 of the By-Laws, the following amendments to the By-Laws have been duly adopted and approved by a majority of the Trustees of the Fund.

               Section 1.2 of each Fund's By-Laws is hereby amended to add the following sentence at the end of such Section 1.2:

The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.



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                                    Exhibit A

Van Kampen Municipal Income Trust
Van Kampen California Municipal Trust
Van Kampen High Income Trust
Van Kampen High Income Trust II
Van Kampen Investment Grade Municipal Trust
Van Kampen Senior Loan Fund
Van Kampen Senior Income Trust
Van Kampen Municipal Trust
Van Kampen California Quality Municipal Trust
Van Kampen Florida Quality Municipal Trust
Van Kampen New York Quality Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Trust for Insured Municipals
Van Kampen Trust for Investment Grade Municipals
Van Kampen Trust for Investment Grade California Municipals Van Kampen Trust for Investment Grade Florida Municipals
Van Kampen Trust for Investment Grade New Jersey Municipals Van Kampen Trust for Investment Grade New York Municipals
Van Kampen Municipal Opportunity Trust
Van Kampen Advantage Municipal Income Trust
Van Kampen Strategic Sector Municipal Trust
Van Kampen Value Municipal Income Trust
Van Kampen California Value Municipal Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen New York Value Municipal Income Trust
Van Kampen Ohio Value Municipal Income Trust
Van Kampen Municipal Opportunity Trust II
Van Kampen Advantage Municipal Income Trust II
Van Kampen Select Sector Municipal Trust
Van Kampen Pennsylvania Value Municipal Income Trust
Van Kampen Trust for Investment Grade Pennsylvania Municipals Van Kampen Pennsylvania Quality Municipal Trust
Van Kampen Advantage Pennsylvania Municipal Income Trust



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